SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(6)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Monterey Bay Bancorp, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules  14a-6(i)(1)(4)  and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
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             pursuant to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


         -----------------------------------------------------------------------

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



                           MONTEREY BAY BANCORP, INC.
                              567 Auto Center Drive
                          Watsonville, California 95076
                         (831)768-4800 main switchboard


                                                                  April 11, 2003

Fellow Stockholders:

         Please accept this invitation to attend our 2003 Annual Meeting of Stockholders ("Annual Meeting"). The Annual Meeting will be held Thursday, May 22, 2003 at 9:00 am Pacific Time at the Watsonville Woman's Club in Watsonville, California. If you were a stockholder of record of Monterey Bay Bancorp, Inc.
("Company") at the close of business on March 26, 2003, you may vote at the Annual Meeting.

         Our agenda will include the election of four directors and ratification of the selection of our independent auditors. We will also take this opportunity to provide you with a report on our 2002 performance and to answer any questions you might have about the Company.

         Please accept our thanks for your continued support and confidence in Monterey Bay Bancorp, Inc. We look forward to seeing you at the Annual Meeting.



Sincerely yours,






/s/ McKenzie Moss                                  /s/ C. Edward Holden
---------------------------------                  -----------------------------
McKenzie Moss                                      C. Edward Holden
Chairman Of The Board                              Vice Chairman Of The Board
                                                   Chief Executive Officer
                                                   President

                           MONTEREY BAY BANCORP, INC.
                              567 Auto Center Drive
                          Watsonville, California 95076
                        (831) 768 - 4800 main switchboard

--------------------------------------------------------------------------------

                NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 22, 2003

                                                                  April 11, 2003
To Our Stockholders:

         We will hold an Annual Meeting of Stockholders of Monterey Bay Bancorp, Inc. ("Company"), the holding company for Monterey Bay Bank ("Bank"), on Thursday, May 22, 2003, at the Watsonville Woman's Club, 12 Brennan Street, Watsonville, California, 95076 at 9:00 a.m. Pacific Time to consider and vote upon the following proposals:

         1. The election of four directors: Rita Alves, Josiah T. Austin, and Diane Simpkins Bordoni for terms of three years, and McKenzie Moss for a term of one year.

         2. The ratification of Deloitte & Touche, LLP as independent auditors of the Company for 2003.

         3. Such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

         Stockholders who owned shares of our stock at the close of business on March 26, 2003 are entitled to attend and vote at the Annual Meeting. This notice, the proxy statement, a proxy and voting instruction card, and the 2002 Annual Report are being distributed on or about April 11, 2003.

         A list of stockholders entitled to vote at the Annual Meeting will be available at Monterey Bay Bancorp, Inc., 567 Auto Center Drive, Watsonville, California 95076, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

         Regardless of whether you plan to attend the Annual Meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.

                                             By Order Of The Board Of Directors,


                                             /s/ Mary Anne Carson
                                             -----------------------------------
                                             Mary Anne Carson
                                             Corporate Secretary


--------------------------------------------------------------------------------
Whether or not you expect to be present at the Annual Meeting, please fill in, date, sign, and promptly return the enclosed proxy card in the enclosed business reply envelope, which requires no postage if mailed in the United States. The proxy may be revoked at any time prior to exercise. If you are present at the Annual Meeting, you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.
--------------------------------------------------------------------------------

                           MONTEREY BAY BANCORP, INC.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2003

--------------------------------------------------------------------------------


         QUESTIONS AND ANSWERS

         Q:       WHO IS ENTITLED TO VOTE?

         A: Stockholders who own our common stock as of the close of business on March 26, 2003 (the "Record Date") may vote at the Annual Meeting. Each share is entitled to one vote, except as noted in the following paragraph. There were 3,460,974 shares of our common stock outstanding on the Record Date.

                  In accordance with the provisions of the Company's Certificate of Incorporation, record holders of our common stock who beneficially own in excess of 10% of the outstanding shares of our common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Board of Directors is authorized
                  (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to enable the Board of Directors to implement and apply the Limit.


         Q:       WHAT IS THE PROXY CARD?

         A: The proxy card enables you to appoint Larry Daniels, C. Edward Holden, and Gary Manfre (the "Proxy Committee") as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing them to vote your shares at the Annual Meeting as you instructed on your proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete and return your proxy card before the Annual Meeting date just in case your plans change.

                  If a proposal properly comes up for vote at the Annual Meeting that is not on the proxy card, the Proxy Committee will vote your shares, under your proxy, according to their best judgement.

         Q:       WHAT AM I VOTING ON?

         A:       You are voting on:

                  1. The election of four directors (Rita Alves,  Josiah Austin,
                     Diane Simpkins Bordoni, and McKenzie Moss); and

                  2. Ratification  of Deloitte & Touche,  LLP as our independent auditors for the 2003 fiscal year.

                  Please see the section entitled "Proposals To Be Voted Upon" for more information.


         Q:       HOW DO I VOTE?

         A: You may vote by mail. Mark your choices on the enclosed proxy card and sign, date, and return it in the enclosed pre-addressed, postage pre-paid envelope. If you sign your proxy card but do not make any selections, your shares will be voted:

                  - FOR the four named nominees for directors; and

                  - FOR the ratification of the independent auditors.

                  You may vote in person at the Annual Meeting. We will distribute written ballots to anyone who wants to vote at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the Annual Meeting. Holding shares in "street name" means you hold them in an account at a brokerage firm.


         Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

         A: Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Mellon Investor Services (800-356-2017); otherwise, contact your brokerage firm.

         Q:       HOW DO I REVOKE MY PROXY?

         A: You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

                  o signing another proxy with a later date; or

                  o voting at the Annual Meeting.


         Q:       WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD?

         A: If your shares are held in your name, they will not be voted at the Annual Meeting unless you either complete and submit a proxy, or attend the Annual Meeting and vote in person.

                  If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Under NASD rules, brokerage firms have authority to vote customers' unvoted shares on "routine" matters. We have determined that all of our proposals are routine matters.


         Q:       HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

         A: To hold the Annual Meeting and conduct business, a majority of our shares outstanding as of March 26, 2003, after giving effect to the previously described Limit, must be present in person or by proxy at the Annual Meeting. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of satisfying the quorum requirement. If there are not sufficient shares present in person or by proxy to establish a quorum at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.


         Q:       HOW  MANY  VOTES  MUST  THE  NOMINEES  HAVE TO BE  ELECTED  AS
                  DIRECTORS?

         A: The four nominees receiving the highest number of FOR votes will be elected as directors. This number is called a plurality. Broker non-votes and proxies as to which authority to vote for one or more of the nominees is withheld are not considered in regard to the election of directors.

         Q: HOW MANY VOTES MUST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS RECEIVE IN ORDER TO BE APPROVED?

         A: The ratification of the independent auditors must receive a majority of the votes cast without regard to either broker non-votes or proxies marked "ABSTAIN" as to that matter.


         Q:       WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

         A: The Board of Directors may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Messrs. Daniels, Holden, and Manfre, constituting the Proxy Committee, can vote your shares for a substitute nominee.


         Q:       HOW ARE VOTES COUNTED?

         A: On the proposal to elect directors, you may vote "FOR" all nominees (except as marked to withhold your vote for any individual nominee), or "WITHOLD" your vote from all nominees. On the proposal to ratify the independent auditors, you may vote "FOR", "AGAINST", or "ABSTAIN." If you give your proxy without voting instructions, your shares will be counted as being voted FOR each nominee for director and FOR the ratification of the independent auditors.

                  Voting results are tabulated and certified by our transfer agent, Mellon Investor Services.


         Q:       IS MY VOTE KEPT CONFIDENTIAL?

         A:       Proxies,   ballots,   and   voting   tabulations   identifying
                  stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.


         Q:       WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

         A: We will announce preliminary voting results at the Annual Meeting. Final results will be published in our quarterly report on Form 10-Q for the second quarter of 2003. We will file that report with the Securities and Exchange Commission ("SEC"). You may obtain a copy by calling our Corporate Secretary at (831) 768-4809 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also obtain a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov or through our website at www.montereybaybank.com.

PROPOSALS TO BE VOTED UPON

--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

         Nominees for election as directors this year are:

               Rita Alves                           Josiah T. Austin
               Diane Simpkins Bordoni               McKenzie Moss

         Each nominee is currently a director of the Company. All of the nominees have consented to serve three-year terms, with the exception of Mr. Moss, whose term is restricted to one year in accordance with our Bylaws due to his age. Information on the nominees and directors continuing in office can be found beginning on page 6.

         If any nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. We have no reason to believe that any of the persons named will be unable or unwilling to serve. Unless otherwise indicated or authority to vote for the election of any nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

The Board of Directors recommends a vote "FOR" these four nominees for director.


2. SELECTION OF INDEPENDENT AUDITORS

         The firm of Deloitte & Touche, LLP served as independent certified public accountants for the Company and its subsidiary for 2002. Your Board of Directors has recommended the firm as our independent auditors for 2003. A representative of Deloitte & Touche, LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to answer questions.

         Audit services performed by Deloitte & Touche, LLP for the year ended December 31, 2002 consisted of:

o  attestation services for the 2002 fiscal year,

o  certain  services  related  to  filings  with  the  Securities  and  Exchange
   Commission,

o  consultation on matters related to accounting and financial reporting, and

o  income tax preparation and tax consultation services

         For further discussion on the services provided by our independent auditor, please see the Audit Committee Report on beginning on page 24.

         Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

         The Board of Directors recommends a vote FOR the ratification of the selection of the independent auditors.

THE BOARD OF DIRECTORS
(Beginning Of Service As Director Includes Service With Monterey Bay Bank)

--------------------------------------------------------------------------------

         RITA ALVES
         Director since 2002

         Ms. Alves, age 47, is Chief Financial Officer and Vice President of Granite Rock Company in Watsonville, California. Ms. Alves is a member of the Audit Committee. She is a licensed CPA with over 20 years of financial and accounting experience. She is a Board member of the Jean & Ed Kelly Foundation, the 2002 Corporate Recruitment Chairperson for Juvenile Diabetes Research Foundation, and a member of the Watsonville YMCA Campaign Steering Committee.

         JOSIAH T. AUSTIN
         Director since 1999

         Mr. Austin, age 55, is a rancher and private investor in Pearce, Arizona. Mr. Austin serves on the Board Compensation and Benefits and Executive Committees. Mr. Austin also serves on the Asset / Liability Management Committee of the Bank.

         EDWARD K. BANKS
         Director since 1993

         Mr. Banks, age 54, is Chief Executive Officer of Pajaro Valley Insurance Agencies, Inc. in Watsonville, California. Mr. Banks is Chairman of the Director's Loan Committee and a member of the Board Executive Committee. Mr. Banks is Past President and a member of Rotary Club of Watsonville, a member of the Pajaro Valley Historical Association, and a member of the Agricultural History Project. Mr. Banks serves as a reserve Lieutenant for the Watsonville Fire Department and is Treasurer of the Watsonville Firefighters' Association.

         DIANE SIMPKINS BORDONI
         Director since 1998

         Ms. Bordoni, age 49, is Chief Financial Officer of System Studies Incorporated in Santa Cruz, California. Ms. Bordoni is Chairman of the Audit Committee and a member of the Executive Committee. Ms. Bordoni has over 20 years of financial and accounting work experience. Ms. Bordoni is Chairperson for the St. Simon Parish Finance Council, Treasurer of Bellarmine College Preparatory School Mothers' Guild, and a member of the Diocese Finance Task Force.

         LARRY A. DANIELS
         Director since 2001

         Mr. Daniels, age 61, is Chairman and CEO of Daniels & House Construction Co. in Monterey, California. Mr. Daniels serves as a member of the Compensation and Benefits Committee and Directors Loan Committee. Mr. Daniels is a Director of the Construction Employers' Association, a Trustee for the Unity Church of Monterey Bay, and a mission pilot for the Civil Air Patrol, California Wing.

         STEVEN FRANICH
         Director since 1989

         Mr. Franich, age 56, is President of Marty Franich Auto Dealerships in Watsonville, California. Mr. Franich is Chairman of the Compensation and Benefits Committee, a member of the Executive Committee, a member of the Audit Committee, and Chairman of the Nominating Committee. Mr. Franich is Past President of Rotary Club of Watsonville, a past Director of the Pajaro Valley Chamber of Commerce, and a past Director of Boy Scouts of Monterey Bay. He currently serves as a Director for the Cabrillo College Foundation.

         STEPHEN G. HOFFMANN
         Director since 1997

         Mr. Hoffmann, age 58, is President and Chief Executive Officer and a Director of Canyon National Bank of Palm Springs, California. Mr. Hoffmann has an MBA in Finance / Economics and a BBA in Accounting. Mr. Hoffmann is a member of Directors Loan, Nominating, and Compensation and Benefits Committees. Mr. Hoffmann is a past President of the Palm Springs Chamber of Commerce and currently serves as a Director of the following organizations: Braille Institute, Desert Hospital, Palm Springs Desert Museum, and Palm Springs Charities.

         C. EDWARD HOLDEN
         Director since 2000

         Mr. Holden, age 56, is President and Chief Executive Officer of Monterey Bay Bancorp, Inc. and Monterey Bay Bank and is Vice Chairman of the Board of Directors. He has 28 years experience in banking in various capacities including lending, retail banking, and corporate finance. He is a Director of the Western Independent Bankers
         Association, a member of Rotary International of Monterey, and a Director of Central Coast Partnership, which serves Santa Cruz, Monterey, San Benito, and Santa Clara counties, and Director of the Santa Cruz Business Council. He also serves on the Finance Committee of Boys and Girls Club of Monterey. Mr. Holden is a member of the Executive Committee.

         GARY L. MANFRE
         Director since 1993

         Mr. Manfre, age 49, is Treasurer of Watsonville Coast Produce, Inc. in Watsonville, California. Mr. Manfre is a member of Directors Loan Committee. Mr. Manfre coaches football and baseball for Monte Vista High School in Watsonville, California.

         McKENZIE MOSS
         Director since 1996

         Mr. Moss, age 72, is Chairman of the Board of Monterey Bay Bancorp, Inc. and Monterey Bay Bank. Mr. Moss worked in the financial services industry for over three decades, including as President and CEO of Bank of the West from 1974 through 1983 and formerly Vice Chairman and CEO of Walker Bank in Salt Lake City, Utah. Mr. Moss serves on the Board Audit Committee, Compensation and Benefits Committee, Executive Committee, and as an alternate for the Directors' Loan Committee. Mr. Moss is on the faculty of Golden Gate University, a member of Carmel Rotary Club, on the vestry of St. Dunstan's Church, and serves as a mission pilot for Civil Air Patrol. He is a published fiction writer.

BOARD AND BOARD COMMITTEE MEETINGS

--------------------------------------------------------------------------------

         The Board of Directors held twelve regular meetings and one special meeting in 2002, and each director attended at least 75% of all Board and Committee meetings. The table below describes the Board's committees and their functions. The Audit, Executive, and Compensation and Benefits Committees meet separately for the Company and the Bank, but the same directors serve on these Committees for both the Company and the Bank. The Loan Committee meets only for the Bank. The Nominating Committee meets only for the Company.

------------------------------------- --------------------------------------------------------- --------------------
                                                                                                          Number of
Board Committee Name                                                                                  Meetings Held
And Members                           Functions Of The Board Committee                                      In 2002
------------------------------------- --------------------------------------------------------- --------------------

Audit
------------------------------------- --------------------------------------------------------- --------------------
Diane  Simpkins  Bordoni,             Responsible  for  reviewing the adequacy of                                 12
Chairman                              internal  controls  and the accuracy of
                                      financial reporting.
                                      Responsible for monitoring the Company's compliance
Rita Alves                            with laws and regulations.  Coordinates corporate
Steven Franich                        governance topics for the full Board of Directors.
McKenzie Moss                         Approves the annual internal audit plan and all Company
                                      engagements for the independent  auditor. Reviews
                                      reports by the internal auditors, the  independent
                                      auditors, and various regulatory bodies. Recommends
                                      to the Board any changes in doing business or
                                      corrective actions necessary for the safety and
                                      soundness of the Bank and the Company.

                                      All members are non-employee directors.
------------------------------------- --------------------------------------------------------- --------------------

Executive
------------------------------------- --------------------------------------------------------- --------------------
McKenzie Moss, Chairman               Responsible for the transaction of business between                         8
                                      regular meetings of the Board, dealing with
Josiah Austin                         emergencies, and review of controversial, complex, or
Edward Banks                          sensitive issues to come before the full Board of
Diane Simpkins Bordoni                Directors.  Meets only as needed.
Steven Franich
C. Edward Holden
------------------------------------- --------------------------------------------------------- --------------------

Compensation & Benefits
------------------------------------- --------------------------------------------------------- --------------------
Steven Franich, Chairman              Responsible for review and approval of compensation and                    10
                                      benefits programs and policies.  Responsible for review
Josiah Austin                         and recommendation of compensation for the Chief
Larry Daniels                         Executive Officer.  All members are non-employee
Stephen Hoffmann                      directors.
McKenzie Moss
------------------------------------- --------------------------------------------------------- --------------------

                                        8


------------------------------------- --------------------------------------------------------- --------------------
                                                                                                          Number of
Board Committee Name                                                                                  Meetings Held
And Members                           Functions Of The Board Committee                                      In 2002
------------------------------------- --------------------------------------------------------- --------------------

Loan
------------------------------------- --------------------------------------------------------- --------------------
Edward Banks, Chairman                Responsible for review and approval of loan and credit                     28
                                      requests exceeding certain thresholds.
Larry Daniels
Stephen Hoffmann
Gary L. Manfre
McKenzie Moss (alternate)
------------------------------------- --------------------------------------------------------- --------------------

Nominating
------------------------------------- --------------------------------------------------------- --------------------
Steven Franich, Chairman              Considers and recommends candidates for director.                           2
                                      Nominates directors for annual stockholders meeting.
Larry Daniels                         For stockholder nominations, see "Submission Of
Stephen Hoffmann                      Stockholder Proposals".
------------------------------------- --------------------------------------------------------- --------------------

COMPENSATION COMMITTEE INTERLOCKS

--------------------------------------------------------------------------------

         None of the members of the Compensation and Benefits Committee:

o is an officer (or former officer) or employee of the Company or its subsidiary, and

o has entered into (or agreed to enter into) any transactions(s) with the Company or any of its subsidiaries in which the amount involved exceeds $60,000.

         No executive officers of the Company or its subsidiary Monterey Bay Bank had any interlocking relationship with any other for-profit entity during 2002, including serving on the compensation committee or serving as director of another entity.

         Mr. Hoffmann is President and CEO and a Director of a company that has a class of securities registered under or which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934.


DIRECTOR COMPENSATION

--------------------------------------------------------------------------------

         All director compensation of any type other than travel reimbursement is paid quarterly exclusively in our common stock. A new director's compensation program was adopted in November 2002, which reduced the base retainer fee and set other fees in alignment with actual director participation in Board and Committee meetings. For example, directors who serve as Chairman of Committees receive higher compensation than Committee members in order to compensate for the additional time and experience necessary to fulfill these responsibilities. Additionally, directors are only paid for meetings in which they physically attend (versus attendance by conference phone). We do not pay directors who are also officers of the Company any additional compensation for their services as directors. No stock options were awarded to directors in 2002.

         All of the following meeting fees (fees other than base retainer fees) require that directors be physically present at Board or Board Committee meetings. Should there be more than one meeting of the full Board or any particular Board Committee meeting during a calendar month, meeting fees are paid only for the first such meeting at which directors are physically present. In 2002, compensation for non-employee directors included the following:

         o Monthly base retainer fee of $1,325 for directors other than the Chairman, $2,575 for the Chairman of the Board.

         o   $400 per regular or special full Board of Director meeting.

         o $350 per Audit Committee meeting for the Audit Committee Chairman and $100 per Audit Committee meeting for other directors serving on the Audit Committee.

         o $200 per Loan Committee meeting for the Loan Committee Chairman and $100 per Loan Committee meeting for other directors serving on the Loan Committee.

         o $200 per Compensation and Benefits Committee meeting for the Compensation and Benefits Committee Chairman and $100 per Compensation and Benefits Committee meeting for other directors serving on the Compensation and Benefits Committee.

         o $100 per Bank Asset / Liability Management Committee meeting for directors serving on that Bank management committee. This fee requires physical attendance. In 2002, Mr. Austin served on the Bank's Asset / Liability Management Committee.

         o Reimbursement for out-of -pocket travel expenses up to $300 per regular or special Board meeting.


DIRECTOR EMERITUS PROGRAM

         Effective May 25, 2000, the Board of Directors adopted the Director Emeritus Program to recognize and reward directors for their years of service and overall contribution to the Company. The Program allows individual directors who have served at least nine years (three terms of three years) to retire between the ages of 65 and 72. Our Bylaws provide that all directors must retire from the Board of Directors no later than December 31 of the year in which they attain the age of 73. Eligible directors receive a title of Director Emeritus and a cash payment equal to the annual retainer at the current rate as recognition of their contribution and years of service to the Company and the Bank. In addition, stock option awards made to a director that have not yet vested when the director becomes a Director Emeritus will continue to vest in accordance with their original vesting schedule, with no change in expiration date.

EXECUTIVE OFFICERS
--------------------------------------------------------------------------------


C. EDWARD HOLDEN

Mr. Holden, age 56, joined the Company in 2000 as President and Chief Executive Officer of both Monterey Bay Bancorp, Inc. and Monterey Bay Bank. Prior to joining the Company, Mr. Holden was Executive Vice President and Senior Lending Officer for The Pacific Bank from 1999-2000 and Executive Vice President and Senior Lending Officer for Santa Monica Bank from 1998-1999. Mr. Holden has worked in the financial services industry since 1975.


MARK R. ANDINO

Mr. Andino, age 43, is Chief Financial Officer and Treasurer of Monterey Bay Bancorp, Inc. and Monterey Bay Bank. Mr. Andino joined the Company in 2000. Prior to joining the Company, Mr. Andino was Treasurer for Chela Financial in 1999 and Chief Financial Officer for HF Bancorp and its subsidiary Hemet Federal from 1996-1999. Mr. Andino has worked in the financial services industry since 1984 and has been a Chief Financial Officer for ten years, with six years of experience as the Chief Financial Officer of a publicly traded financial institution holding company.


SUSAN M. CARLSON

Ms. Carlson, age 51, joined the Bank in 2001 as Senior Vice President and Chief Administrative Officer. Prior to joining the Bank, Ms. Carlson was the President and owner of C & S Carlson Enterprises, Inc., Aptos, California, a strategic marketing and business development consulting firm. Ms. Carlson served as a consultant to the Bank from October of 1996 to June of 2001.


DAVID E. PORTER

Mr. Porter, age 53, is Senior Vice President and Director of Commercial Banking of Monterey Bay Bank. Prior to joining the Bank in 2000, Mr. Porter was Executive Vice President and Chief Credit Officer of Southern Pacific Bank, Torrance, California.


BEN A. TINKEY

Mr. Tinkey, age 50, has been Senior Vice President and Chief Loan Officer since joining Monterey Bay Bank in 1994. Mr. Tinkey has worked in the financial services industry since 1978, with a particular emphasis upon real estate lending.

BENEFICIAL OWNERSHIP TABLES

--------------------------------------------------------------------------------

         All information in the following tables is as of March 26, 2003 and includes share ownership for each director, the Named Executive Officers (as defined on page 14), and owners of more than five percent of our outstanding common stock. Other than those persons listed below, we are not aware of any person, as such term is defined in the Exchange Act, who owns more than 5% of our common stock as of the Record Date.

----------------------------------------------- ---------------------- ---------------------- ----------------------
                                                            Number Of               Right To             Percent Of
Name And Address Of                                            Shares                Acquire            Outstanding
Beneficial Owner                                                Owned                 Shares                 Shares
----------------------------------------------- ---------------------- ---------------------- ----------------------
Josiah T. Austin                                              544,186                  1,500                  15.8%
El Coronado Holdings, LLC
Star Route 395
Pearce, AZ.  85625
----------------------------------------------- ---------------------- ---------------------- ----------------------

Endicott Partners (1)                                         291,975                     --                   8.4%
237 Park Avenue, Suite 801
New York, NY.  10017
----------------------------------------------- ---------------------- ---------------------- ----------------------

Monterey Bay Bank Employee                                    255,956                     --                   7.4%
Stock Ownership Plan ("ESOP") (2)
567 Auto Center Drive
Watsonville, CA  95076
----------------------------------------------- ---------------------- ---------------------- ----------------------

Kahn Brothers & Company, Inc. (3)                             236,824                     --                   6.8%
555 Madison Avenue, 22nd Floor
New York, NY.  10022
----------------------------------------------- ---------------------- ---------------------- ----------------------


--------------------------------------------------------------------------------

(1) Based upon information contained in Schedule 13G on February 14, 2003 pursuant to the Securities and Exchange Act of 1934.

(2) CNA Trust Corporation, Costa Mesa, California has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At December 31, 2002, there were 255,956 total shares retained under the ESOP, comprised of 184,079 allocated shares and 71,877 unallocated shares. Unallocated shares and allocated shares for which no voting instructions are received will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the ESOP Trustee's fiduciary duty.

(3) Based upon information contained in Schedule 13G on February 6, 2003 pursuant to the Securities and Exchange Act of 1934.

OWNERSHIP OF NOMINEES, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS

--------------------------------------------------------------------------------

------------------------------------------ ----------------------- ------------------------ -----------------------
                                                 Number Of Shares         Right to Acquire               Percent Of
Name Of                                                     Owned                   Shares       Outstanding Shares
Beneficial Owner                                              (1)                      (2)                      (3)
------------------------------------------ ----------------------- ------------------------ ------------------------

NOMINEES:
Rita Alves                                                    401                       --                        *
Josiah T. Austin                                          544,186                    1,500                    15.8%
Diane Simpkins Bordoni                                      6,062                    3,500                        *
McKenzie Moss                                              11,250                    7,457                        *

CONTINUING DIRECTORS:

Edward K. Banks                                             6,901                   15,501                        *
Larry A. Daniels                                            5,641                    1,500                        *
Steven Franich                                             68,339                    8,000                     2.2%
Stephen G. Hoffmann                                         5,866                    3,958                        *
C. Edward Holden                                           29,554                   66,344                     2.8%
Gary L. Manfre                                             28,312                    9,000                     1.1%

NON-DIRECTOR
EXECUTIVE OFFICERS:

Mark R. Andino                                             33,599                   33,500                     1.9%
Susan M. Carlson                                            1,211                    2,600                        *
David E. Porter                                             1,831                    8,300                        *
Ben A. Tinkey                                              35,202                   44,750                     2.3%
Other Executive Officers (4)                               18,663                   12,432                        *

Directors And Executive Officers
As A Group (19 Persons)                                   797,018                  218,342                    29.3%
------------------------------------------ ----------------------- ------------------------ ------------------------

--------------------------------------------------------------------------------------------------------------------

*Less than 1.00%

(1) Includes shares for which the named person:

    o   has sole voting and investment power; or

    o   has shared voting and investment power with his or her spouse; or

    o holds in an account under the Bank's Employee Stock Ownership Plan ("ESOP") or 401(k) Plan.

(2) Includes stock acquirable by exercise of stock options exercisable within 60 days following March 26, 2003.

(3) Percentages are stated to include stock acquirable by exercise of stock options exercisable within 60 days following March 26, 2003. There were 3,460,974 shares of our common stock outstanding on March 26, 2003, the Record Date.

(4) Includes five Executive Officers that are not Named Executive Officers.

SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

         This table shows the annual and long-term compensation for the Chief Executive Officer and the other four most highly compensated executive officers of the Company or Bank (the "Named Executive Officers"). The information is presented for the years ended December 31, 2002, 2001, and 2000.

------------------------------ ---------------------------------------------- ------------------------- --------------
(In Whole Dollars)                                                                    Long-Term
                                               Annual Compensation               Compensation Awards
------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------
                                                                                            Securities
                                                                                            Underlying
                                                                Other Annual   Restricted      Options      All Other
Name And Principal               Year      Salary       Bonus   Compensation        Stock     (Number)   Compensation
Positions                                     (1)         (2)            (3)          (4)          (5)            (6)
------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------
C. Edward Holden (7)             2002   $ 255,747   $ 173,600       $ 49,084       $   --           --       $ 36,808
Chief Executive Officer          2001     252,605      89,460         84,767           --       15,000         40,223
President                        2000     150,000      45,000         29,046           --       75,000             --
------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------

------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------
Mark R. Andino (8)               2002     156,250      18,000         60,135           --           --         36,808
Chief Financial Officer          2001     140,188      12,785         62,763           --        7,500         40,223
Treasurer                        2000     135,000      15,000         37,373      151,950       45,000             --
------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------

------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------
Susan M. Carlson (9)             2002      94,940      14,963             --           --           --         18,174
Chief Administrative Officer     2001      45,962          --             --           --        8,000             --
------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------

------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------
David E. Porter (10)             2002     155,813      38,000          6,915           --           --         36,258
Director Of Commercial           2001     151,667          --         11,403           --        1,500             --
     Banking                     2000      26,042          --          1,000           --       20,000             --
------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------

------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------
Ben A. Tinkey (11)               2002     131,708      35,000          2,547           --           --         28,987
Chief Loan Officer               2001     122,673          --          7,049           --        1,500         29,652
                                 2000     116,112      20,078         41,482           --        5,000         20,878
------------------------------ ------- ----------- ----------- -------------- ------------ ------------ --------------

--------------------------------------------------------------------------------

(1) Salary includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan pursuant to which employees may defer up to 25% of their compensation, up to the maximum limits of the Internal Revenue Code of 1986, as amended.

(2) Includes cash that was awarded through the Company's Officer Incentive Compensation Plan ("OICP") and any other cash incentive payments.

(3) Includes auto allowance, cash paid in lieu of vacation, incentive compensation paid in our common stock, our common stock taken in lieu of salary, taxable relocation benefits, dividends on restricted stock, and gains on the sale of restricted stock.

(4) No time-based restricted stock grants were made to Named Executive Officers in 2002 or 2001. Performance based stock grants were utilized by the Company in lieu of certain cash incentive and / or salary in 2002, 2001, and 2000.

(5) Includes options awarded under the 1995 Incentive Option Plan, both prior and subsequent to amendments to the Plan on May 25, 2000. To the extent not already exercisable, the options become exercisable upon death or disability or, to the extent not prohibited by the OTS, upon the occurrence of a change in control.

(6) Includes the fair market value of shares allocated to the ESOP participant accounts of the Named Executive Officers in December of each year.

(7) Other annual compensation for Mr. Holden in 2002 includes $13,865 in pay in lieu of vacation, $8,400 in auto allowance, and $26,819 in our common stock paid in lieu of cash bonus. Other annual compensation for Mr. Holden in 2001 includes $4,972 in pay in lieu of vacation, $8,400 in auto allowance, $13,395 in our common stock paid in lieu of salary, and $58,000 in our common stock paid in lieu of cash bonus. Other annual compensation for Mr. Holden in 2000 includes $5,600 in auto allowance, $13,256 in taxable relocation benefits, and $10,190 in our common stock paid in lieu of cash bonus. Mr. Holden received annual ESOP share allocations of 1,845 and 2,595 shares of our common stock in 2002 and 2001, respectively. Mr. Holden was 100.0% vested in his ESOP benefit at December 31, 2002.

(8) Other annual compensation for Mr. Andino in 2002 includes $7,875 in pay in lieu of vacation and $52,260 in vesting of previously granted restricted shares. Other annual compensation for Mr. Andino in 2001 includes $8,654 in pay in lieu of vacation, $8,813 in our common stock paid in lieu of salary, $5,046 in our common stock paid in lieu of cash bonus, and $40,250 in vesting of previously granted restricted stock. Other annual compensation for Mr. Andino in 2000 includes $9,865 in pay in lieu of vacation, $7,128 in taxable relocation benefits, and $20,380 in vesting of previously granted restricted stock. Mr. Andino received annual ESOP share allocations of 1,845 and 2,595 shares of our common stock in 2002 and 2001, respectively. Mr. Andino was 100.0% vested in his ESOP benefit at December 31, 2002.

(9) Ms. Carlson received an annual ESOP share allocation of 911 shares in 2002 and was 60% vested in her ESOP benefit at December 31, 2002.

(10) Other annual compensation for Mr. Porter in 2002 includes $915 in pay in lieu of vacation and $6,000 in auto allowance. Other annual compensation for Mr. Porter in 2001 includes $5,403 in taxable relocation benefits and $6,000 in auto allowance. Other annual compensation for Mr. Porter in 2000 includes $1,000 in auto allowance. Mr. Porter received an annual ESOP share allocation of 1,831 shares in 2002. Mr. Porter was 60.0% vested in his ESOP benefit at December 31, 2002.

(11) Other annual compensation for Mr. Tinkey in 2002 includes $2,547 in pay in lieu of vacation. Other annual compensation for Mr. Tinkey in 2001 includes $2,255 in pay in lieu of vacation and $4,794 in our common stock paid in lieu of salary. Other annual compensation for Mr. Tinkey in 2000 includes $5,769 in pay in lieu of vacation, $8,998 in our common stock paid in lieu of cash bonus, $1,336 in dividends on restricted stock, $2,558 in gain on sale of restricted stock, and $22,821 in vesting of previously granted restricted stock. Mr. Tinkey received annual ESOP share allocations of 1,453, 1,913, and 1,953 shares in 2002, 2001, and 2000, respectively. Mr. Tinkey was 100.0% vested in his ESOP benefit at December 31, 2002.

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------


EMPLOYMENT AGREEMENTS

         Mr. Holden and Mr. Andino each have employment agreements among the individual, the Company, and the Bank. These agreements provide for base compensation and other compensation and benefits applicable to executive personnel, which would be paid over the course of the two year term of the agreements. Mr. Holden's current base compensation is $265,225 per year, and Mr. Andino's is $162,225 per year. These base compensation amounts cannot be decreased per the terms of the agreements. In addition, these agreements provide additional benefits in the event of a change in control of the Company or Bank. In the event of a change in control, Mr. Holden and Mr. Andino would be entitled to receive aggregate payments of $1.4 million and $649 thousand, respectively, subject to certain limitations and restrictions. These two executives can be terminated at any time by the Company or the Bank for cause, as defined in the agreements. In such case, the executives do not have the right to receive compensation or other benefits for any period after termination for cause.


SUPPLEMENTAL RETIREMENT BENEFITS

         In January 2003, the Company executed supplemental, non-qualified retirement benefit agreements with Mr. Holden and Mr. Andino. These agreements provide monthly retirement income to the two executives upon reaching age 65. The annual retirement benefits for Mr. Holden and Mr. Andino are $120,000 and $90,000, respectively. The two executive officers are fully vested in their right to receive these benefits. The two executives are unsecured creditors of the Company, and no Company assets have been segregated in this regard.


LIFE INSURANCE BENEFITS

         In January 2003, the Company executed split dollar life insurance agreements with Mr. Holden and Mr. Andino. These agreements provide death benefits to the beneficiaries or estates of the two executives. The death benefit for Mr. Holden is $1,521,586. The death benefit for Mr. Andino is $1,148,122. In December 2002, the Bank invested $9.0 million in Bank owned universal life policies, with the two executives being the insured individuals under the insurance policies. The death benefits provided to the executives under the life insurance agreements are a fraction of the total death benefit the Company would receive. The Company thus implemented significant key man insurance in conjunction with the investment in Bank owned life insurance.


EXECUTIVE BONUS AGREEMENTS

         In January 2003, the Company executed executive bonus agreements with Mr. Holden and Mr. Andino. These agreements provide annual bonus payments to the executives calculated based upon the imputed income derived from the above life insurance agreements, as determined by the Internal Revenue Code of 1986, as amended.

CHANGE IN CONTROL AGREEMENTS

         In March 2003, the Company executed change in control agreements with a one year term with five Bank employees. Four of these agreements were renewals of expiring agreements, and one was a new agreement (Ms. Carson). These agreements provide for compensation and benefits as presented in the following table. Compensation and benefits are payable in the event of a change in control of the Company or Bank, as defined in the agreements. In order to receive compensation and benefits under these agreements, the employee must have suffered a loss of employment, a material detrimental alteration in authority, a reduction in compensation by 5% or more, or be relocated from his or her principal place of employment by more than 30 miles.

---------------------------- ------------------------------------------- -------------------- --------------------
                                                                                      Number               Number
                                                                                          Of                   Of
Bank                         Bank                                                     Months               Months
Employee                     Positions                                          Compensation             Benefits
---------------------------- ------------------------------------------- -------------------- --------------------
Carlene F. Anderson          Vice President                                               12                   12
                             Compliance Officer
                             Assistant Corporate Secretary

Susan M. Carlson             Senior Vice President                                         6                    6
                             Chief Administrative Officer

Mary Anne Carson             Vice President                                                6                    6
                             Corporate Secretary
                             Director Of Community Relations

David Porter                 Senior Vice President                                        18                   12
                             Director Of Commercial Lending

Ben A. Tinkey                Senior Vice President                                        12                   12
                             Chief Loan Officer

---------------------------- ------------------------------------------- -------------------- --------------------


OPTION GRANTS IN LAST FISCAL YEAR

There were no stock option grants to Named Executive Officers in 2002.


OPTION EXERCISES IN LAST FISCAL YEAR

None of the Named Executive Officers exercised stock options in 2002.

FISCAL YEAR END OPTION / SAR VALUES

        The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 2002. Also reported are the values for "in-the-money" options that represent the positive spread between the exercise price of any such existing stock options and the $19.95 year-end 2002 price of the Common Stock.

-------------------------- -------------------------------------- --------- --------------------------------------
                                         Number Of                                  Value Of Unexercised
                                   Unexercised Options                             In-The-Money Options
Named                              At December 31, 2002                             At December 31, 2002
Executive                  --------------------------------------           --------------------------------------
Officer                          Exercisable       Unexercisable                   Exercisable      Unexercisable
-------------------------- ------------------ ------------------- --------- ------------------- ------------------
C. Edward Holden                      55,344              34,656                   $   463,168          $ 391,383
-------------------------- ------------------ ------------------- --------- ------------------- ------------------
Mark R. Andino                        25,500              27,000                   $   205,125          $ 261,900
-------------------------- ------------------ ------------------- --------- ------------------- ------------------
Susan M. Carlson                       1,600               6,400                   $     9,772          $  39,088
-------------------------- ------------------ ------------------- --------- ------------------- ------------------
David E. Porter                        8,300              13,200                   $    71,141          $ 109,764
-------------------------- ------------------ ------------------- --------- ------------------- ------------------
Ben A. Tinkey                         35,092               4,200                   $   374,494          $  31,104
-------------------------- ------------------ ------------------- --------- ------------------- ------------------

-------------------------- ------------------ ------------------- --------- ------------------- ------------------
Total                                125,836              85,456                   $ 1,123,700          $ 833,239

-------------------------- ------------------ ------------------- --------- ------------------- ------------------

EQUITY COMPENSATION PLAN INFORMATION

                                                                                                       ( c )
                                                                                                 Number Of Securities
As Of December 31, 2002                                                                           Remaining Available
-----------------------                                                                           For Future Issuance
                                             ( a )                         ( b )                         Under Equity
                                     Number Of Securities To             Weighted Average          Compensation Plans
                                     Be Issued Upon Exercise            Exercise Price Of       (Excluding Securities
Equity Compensation                  Of Outstanding Options,         Outstanding Options,                Reflected In
Plan Category                           Warrants, And Rights         Warrants, And Rights              Column ( a ) )
-------------------------------    --------------------------     ------------------------    ------------------------

Equity compensation plans
   approved by security
   holders                                           369,892                      $ 11.31                     143,813


Equity compensation plans
   not approved by security
   holders                                              None               Not Applicable              Not Applicable

Total                                                369,892                      $ 11.31                     143,813


DESCRIPTION OF STOCK PLANS NOT APPROVED BY STOCKHOLDERS

         Our only stock plan not approved by stockholders is the Director Fee Stock Unit Plan, under which our directors are paid their fees in our common stock instead of cash. We utilize previously repurchased shares of stock ("Treasury shares") for this purpose. For additional information regarding the Director Stock Fee Unit Plan, please refer to the discussion of director compensation beginning on page 9. We believe that paying directors with our common stock enhances stockholder value by aligning director interests with those of stockholders and by communicating the directors' support of the Company. During the year ended December 31, 2002, we issued a total of 10,755 shares of our common stock to directors pursuant to the Director Fee Stock Unit Plan.

STOCK PERFORMANCE GRAPH

--------------------------------------------------------------------------------

         The following graph shows a five-year comparison of cumulative total stockholder returns for our common stock, the NASDAQ National Market, and the SNL Thrift Stock Index for the period beginning on December 31, 1997. The graph assumes an initial value of 100 and reinvestment of dividends. The graph reflects historical performance, and as a result should not be relied upon as being indicative of possible future performance. The data was supplied by SNL Securities.

                               [Graphic Omitted]

--------------------------------------------------------------------------------------------------------------------
                                                                        Period Ending
--------------------------------------------------------------------------------------------------------------------
Index                                         12/31/97    12/31/98    12/31/99     12/31/00    12/31/01    12/31/02
--------------------------------------------------------------------------------------------------------------------
Monterey Bay Bancorp, Inc.                      100.00       92.46       66.07        70.31      101.97      131.24
--------------------------------------------------------------------------------------------------------------------
NASDAQ - Total US*                              100.00      140.99      261.48       157.42      124.89       86.33
--------------------------------------------------------------------------------------------------------------------
SNL Thrift Index                                100.00       87.95       71.85       114.72      122.62      146.28
--------------------------------------------------------------------------------------------------------------------

*Source:  CRSP,  Center for  Research in  Security  Prices,  Graduate  School of
 Business, The University of Chicago 2003.

 Used with permission.  All rights reserved.  crsp.com.

SNL Financial LC                                                  (434) 977-1600
(C) 2003

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

--------------------------------------------------------------------------------

         The Compensation and Benefits Committee is composed exclusively of independent, outside directors. The key function of this Committee is to ensure that executive officers are compensated in a manner consistent with the Company's compensation strategies, internal equity considerations, competitive practices, and the requirements of the appropriate regulatory bodies. This Committee has overall responsibility for compensation and benefit programs and reviews recommendations of executive management for compensation and benefits for other officers and employees of the Bank. Committee functions also include:

o  Develops the Company's overall compensation strategies.

o Reviews the effectiveness of the Company's compensation strategies in ensuring that executive management is rewarded and incented appropriately, with a balance between short term and long term objectives and remuneration, and with an effective integration with increases in stockholder value.

o Determines the individual elements of compensation and benefits for the Chief Executive Officer.

o Reviews executive management's recommendations for corporate titles and stock option grants to employees and makes appropriate recommendations to the full Board of Directors.

o Reviews and approves the Officers Incentive Compensation Plan ("OICP") annual corporate objectives, payment formula, and budget.

o  Reviews  other   incentive   compensation   programs,   including  those  for
   relationship officers, branch staff, and commissioned salespeople.


COMPENSATION PHILOSOPHY

         The goals and objectives of the Bank's compensation program include:

o To provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of our common stock.

o To integrate total compensation with the Company's short term and long term performance goals and the objective of increasing stockholder value.

o To attract high performing executive officers by providing total compensation opportunities which are consistent with externally competitive norms of the financial services industry and the Company's level of performance.

o  To retain qualified executives vital to the success of the organization.

o To reward above average individual and corporate performance as measured by financial results and strategic achievements.

o To maintain reasonable fixed compensation costs by targeting base salaries at a competitive average.

         There are four key elements to the Company's compensation program for executives:

o  Base salary

o  Incentive compensation plans

o  Stock options

o  Participation in non-qualified benefit plans

         The Compensation and Benefits Committee believes that this four part program best serves the interests of the Company and its stockholders. This program allows us to be competitive within the industry, ensures retention of our high quality executive officers, and maintains a "team approach" to meeting Company goals, which is heavily weighted along with individual performance goals. At the same time, it advances both the short term and the long term interests of stockholders.


BASE SALARY

         The relative levels of base salary for the executive officers are designed to reflect each executive officer's scope of responsibility and accountability within the organization. To determine the necessary amounts of base salary to attract and retain top quality management, the Compensation and Benefits Committee reviews comparable salary and other compensation arrangements in effect for peer companies. This is accomplished in part through the purchase of various financial industry compensation surveys. Further, the Compensation and Benefits Committee considers the entire compensation package, including the equity compensation to be provided under the Company's stock plans, of the executive officers.


CASH INCENTIVE BONUS PLAN

         The Company's Officers Incentive Compensation Plan provides annual financial recognition of corporate and individual performance. Officers of the Bank are eligible for cash incentive awards based upon:

o The Company's financial performance for the fiscal year as measured by a series of numerical goals and financial ratio objectives approved by the Board of Directors.

o The individual's performance for the fiscal year as measured by quantitative and tactical goals established at the start of the year that are applicable to the position and are generally closely integrated with augmenting stockholder value.

In 2002, the Company exceeded its target objectives for corporate financial results. A significant portion of the incentive compensation for the Chief Executive Officer and Chief Financial Officer has in recent years been paid in our common stock at the voluntary election of those officers.

STOCK OPTIONS

         Stock options are granted periodically to employees throughout the organization, generally commencing at the department management level, primarily to align employee interests with those of stockholders, provide long-term incentives to encourage long term commitment, and to facilitate employee retention.

         Directors and employees of the Company or its affiliates are eligible to participate in the Amended 1995 Incentive Stock Option Plan. Incentive or non-statutory stock options are awarded based upon, in part, the employee's level of responsibility and contributions to the Company and the Bank. Under the amended Plan, each option entitles the holder to purchase one share of our common stock at 110% of the fair market value of the common stock on the date of the grant. Stock options vest over a time period determined by the Board of Directors, typically ratably over five years commencing at the first anniversary of the date of the grant.

         The vesting of awarded stock options is accelerated in the event of a change in control of the Company or of the Bank. No stock options were granted to Named Executive Officers in 2002.


STOCK AWARD PLAN

         The Company maintains a Performance Equity Program ("PEP") for officers and employees that was originally adopted in 1995. The PEP provides for two types of stock awards: time-based grants and performance-based grants. This award plan was designed to provide officers and employees with a proprietary interest in the Company in a manner designed to encourage these individuals to remain with the Company and to improve the overall financial performance of the Company. Benefits under the PEP are integrated with the OICP to ensure a fair level of aggregate incentive compensation. Vesting of stock awards under the PEP accelerates in the event of a change in control of the Company or the Bank.

         In 2002, Mr. Holden elected to receive 1,483 PEP shares in lieu of certain cash incentive compensation through the OICP. In 2002, Mr. Andino received 3,000 PEP shares in lieu of certain cash incentive compensation through the OICP and in integration with a previously issued restricted stock grant.


EMPLOYEE STOCK OWNERSHIP PLAN

         The Bank maintains an Employee Stock Ownership Plan ("ESOP") as a tax qualified retirement benefit for all eligible employees. Employees are eligible for the ESOP if they are at least 21 years of age and work at least 1,000 hours per year. Employees may enter the ESOP on the first entry date following the completion of three months of service. There are four entry dates each year, on the first day of each calendar quarter. ESOP benefits vest at 30% after one year of service, 60% after two years of service, and become fully vested following three years of service. The fair market value of ESOP benefits for Named Executive Officers are presented under the "All Other Compensation" column of the "Summary Compensation Table". The Bank is currently scheduled to make two additional annual contributions to the ESOP in December 2003 and December 2004. By the end of 2004, all shares currently within the ESOP are scheduled to be allocated to employee accounts.

SECTION 401(k) PLAN

         The Bank maintains a tax-qualified Section 401(k) plan for the benefit of eligible employees. Eligible employees include those of at least 21 years of age and who work 1,000 or more hours per year. Employees may enter the 401(k) Plan following thirty days of service. While the 401(k) Plan provides for Bank matching or profit-sharing contributions, no such contributions were made in 2002, 2001, or 2000. The Bank has not made such contributions due to the significant employee retirement benefit plan expenditures associated with the ESOP.

         Employees may defer up to 25% of their salary into the 401(k) Plan, subject to certain nominal limits established by the Internal Revenue Code of 1986, as amended. The Bank allows "catch up" contributions for those employees age 50 or more as allowed by the Internal Revenue Code. The 401(k) Plan allows participants to borrow against their Plan balances. Employees may invest in any one or more of twelve investment alternatives. Our common stock is one of the twelve investment alternatives.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND PRESIDENT

         After taking into consideration the total compensation review as described earlier, the Compensation and Benefits Committee determined to pay the Chief Executive Officer and President, C. Edward Holden, a base salary of $257,500 effective March 1, 2002, representing an increase from his prior annual salary of $247,500. In 2002, Mr. Holden also received bonuses and other compensation as presented in the "Summary Compensation Table." In addition, in early 2003, Mr. Holden received an extraordinary cash bonus of $40,000. On March 1, 2003, Mr. Holden's annual base salary was increased to $265,225 in recognition of his performance and his contributions to the Company and Bank.


Compensation and Benefits Committee

Steven Franich, Chairman
Josiah T. Austin
Larry Daniels
Stephen G. Hoffmann
McKenzie Moss


         The report of the Compensation Committee and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

--------------------------------------------------------------------------------

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

         The Audit Committee is comprised of four non-employee directors and operates under a written charter approved by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting, internal controls, and disclosure quality, content, and controls. Members of the Audit Committee are "independent" as defined by standards established by the SEC and the NASDAQ National Market.

         The Company's management is responsible for internal controls, the financial reporting process, and the preparation of the consolidated financial statements. The Company's independent accountants, Deloitte & Touche, LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. Deloitte & Touche, LLP is also responsible for attesting to management's assertion that the Bank maintained effective internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee holds discussions with management, the internal auditors, and the independent auditors, Deloitte & Touche, LLP, including discussions with Deloitte & Touche, LLP without management being present. The Audit Committee has reviewed and discussed the audited financial statement for fiscal year 2002 with management and the independent auditors and management has represented that these reports were prepared in accordance with accounting principles generally accepted in the United States.

         Discussions were also held with the independent auditors concerning matters required by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"). In addition, the Committee has received and reviewed the disclosures required by Independence Standards Board Standard No. 1
("Independence Discussions With Audit Committees") and has discussed the auditor's independence from the Company and its management. The Audit Committee believes Deloitte and Touche, LLP to be independent.

         The Audit Committee has established whistle-blower notification procedures to allow employees to anonymously and confidentially notify the Audit Committee of any complaints or potential fraudulent activity. In addition, the Audit Committee discusses fraud notification with management and the independent auditors. The Committee has received no notifications regarding fraudulent activity.

         We provided a copy of our Audit Committee Charter as an exhibit to our proxy statement dated April 16, 2001. Recent legislation and final or proposed rules issued by the SEC and NASDAQ National Market will impose additional requirements on the Audit Committee, including, but not limited to, a new definition of independence, required whistleblower procedures, and disclosure of an audit committee financial expert. We are in the process of reviewing these requirements and intend to amend our Audit Committee Charter as necessary upon implementation of such requirements.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report for the year ended December 31, 2002 on Form 10-K. This Form 10-K has been filed with the SEC.

         The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche, LLP as the Company's independent auditors for 2003. The Board of Directors concurred with this recommendation.

         The Audit Committee has discussed with management and the independent auditors independence issues regarding the following fees that were paid to Deloitte & Touche, LLP during fiscal year 2002 (no independence issues were noted):


(In Whole Dollars)                                                      Amount
                                                                       Paid In
Type Of Fees Paid To Deloitte & Touche, LLP                               2002
---------------------------------------------------------            ----------

Audit / Attestation                                                  $ 229,900

Financial Information Systems Design And Implementation              $      --

All Other                                                            $  26,535
                                                                     ---------

Total                                                                $ 256,435
                                                                     =========


         The "All Other" fees presented in the above table were associated with tax return preparation and tax planning services.


Audit Committee

Diane Simpkins Bordoni, Chairman
Rita Alves
Steven Franich
McKenzie Moss

OTHER INFORMATION

--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

         The Company does not directly extend credit in the form of personal loans to its directors or executive officers, or to members of their immediate families. Any such credit that may be extended indirectly through the Bank is restricted to that allowed by the laws governing insured financial institutions.

         Some of our directors and executive officers, as well as the companies and organizations with which they are associated, are also customers of Monterey Bay Bank, and we expect to continue to have banking transactions with them in the future.

         Loans with terms that are more favorable than those generally available to the public (e.g. preferential rates or fees) may be made to executive officers pursuant to a benefit program widely available to employees of the Bank that does not discriminate in favor of the executive officers. The Bank maintains an employee loan benefit program. Under this program, employees receive certain reductions in interest rates and / or loan fees on loans depending upon the type of loan product selected. Rate reductions under this program are only available during the term of employment. Upon termination, resignation, or retirement, the loan rate reverts to the market rate that existed at the time the loan was originated.

         In our opinion, all loans and commitments to lend to our directors, executive officers, and principal stockholders:

o have been made in the ordinary course of business and in compliance with applicable laws

o were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers

o do not involve more than the normal risk of collectibility or present other unfavorable features

         In addition, the Bank has strong policies regarding such loans to ensure that they are made using credit underwriting procedures that are no less stringent than those applicable for comparable transactions with persons outside the Bank. The aggregate amount of all loans and credit extensions by the Bank to all directors and executive officers, including the companies with which they are associated, was approximately $3,608,000 as of December 31, 2002.

         Mr. Hoffmann is CEO, President, and Director of a national bank headquartered in California, although outside our primary market area. The Bank and this national bank from time to time buy and sell loan participations with each other, service loans for each other, and maintain deposits with each other. All transactions among the Bank and this national bank are made in the ordinary course of the Bank's business, in compliance with applicable laws, and are approved by disinterested directors and / or management.

         During 2002, the Company utilized the professional services of a marketing and advertising corporation with which one executive officer is a co-owner. All business orders and all invoices associated with this corporation were approved by disinterested executive officers. Total payments to this marketing and advertising corporation in 2002 were $190 thousand. Our use of services by this corporation was discontinued effective February 2003.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The rules of the Securities Exchange Act of 1934 as amended require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers. Based on review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2002, all
Section 16(a) filing requirements applicable to officers, directors and greater than ten-percent beneficial owners were timely filed.


SUBMISSION OF STOCKHOLDER PROPOSALS

         To be included in next year's proxy statement, stockholder proposals must be submitted in writing to the Secretary of the Company not later than December 13, 2003. Any such proposal will be subject to Rule 14a-8 under the Exchange Act. Our Bylaws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. If you would like a copy of the procedures contained in our Bylaws, please contact Monterey Bay Bancorp, Inc, 567 Auto Center Drive, Watsonville, CA. 95076, Attention: Corporate Secretary. No stockholder proposals were submitted for the 2003 Annual Meeting.


SOLICITATION EXPENSES

         We are paying for the distribution of proxies. As part of this process, we reimburse brokers, nominees, fiduciaries, and other custodians' reasonable fees and expenses in forwarding proxy materials to stockholders. Employees do not receive additional compensation for soliciting proxies.

FINANCIAL MATERIALS

         Stockholders may request free copies of our financial materials (annual report, Form 10-K, and proxy statement) from Monterey Bay Bancorp, Inc. 567 Auto Center Drive, Watsonville, CA. 95076, Attention: Corporate Secretary. Our SEC filings are also available on our Internet site, www.montereybaybank.com, at no charge.



                                           By Order Of The Board Of Directors,




                                           /s/ Mary Anne Carson
                                           -----------------------------------
                                           Mary Anne Carson
                                           Corporate Secretary



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY                      MONTEREY BAY BANCORP, INC.                      PROXY
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 2003
                             9:00 a.m. Pacific Time


     The undersigned hereby appoints the Board of Directors of Monterey Bay Bancorp, Inc. (the "Company") to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 22, 2003, at 9:00 a.m. Pacific Time, at the Watsonville Woman's Club, 12 Brennan Street, Watsonville, California, and at any and all adjournments thereof, as set forth on the reverse side.



                          THIS PROXY IS SOLICITED BY
              THE BOARD OF DIRECTORS OF MONTEREY BAY BANCORP, INC.


                       THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.

                (Continued, and to be signed on the other side)

                                                        Please mark
                                                        your votes         [X]
                                                        as indicated in
                                                        this example


                                                        FOR  WITHHOLD

1.   The  election as  directors  of all  nominees      [ ]    [ ]
     listed (except as marked to the contrary below). 01. Rita Alves, 02. Josiah Austin,
     03. Diane Simpkins Bordoni, 04. McKenzie Moss

INSTRUCTION:   To  withhold   your  vote  for  any
individual nominee, write that nominee's name on the line provided.________________________________

2.   The   ratification  of  the  appointment  of       FOR    AGAINST  ABSTAIN
     Deloitte & Touche LLP as independent auditors      [ ]      [ ]      [ ]
     of Monterey Bay Bancorp, Inc. for the year ending December 31, 2003.

This  proxy  is  revocable  and  will be  voted as
directed,  but if no  instructions  are specified,
this proxy will be voted FOR each of the proposals
listed.  If any other business is presented at the
Annual  Meeting,   including  whether  or  not  to
adjourn the meeting, this proxy will be voted by the Board of Directors in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual
Meeting.

The Undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 11, 2003 and of the
Annual Report to Stockholders.


PLEASE  COMPLETE,  DATE, SIGN, AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Signature(s) __________________________________________   Dated _________ , 2003

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.

If shares are held jointly, each holder may sign but only one signature is required.